Exhibit 99.2

[PRELIMINARY COPY]

SPECIAL MEETING OF SHAREHOLDERS OF

ARRIS GROUP, INC.

[ • ], 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The

proxy materials

are available at www.arris.com/proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

  00030030300000001000 7

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure the shares are represented at the meeting by promptly returning our proxy in the enclosed envelope.	1.	Proposal to adopt the Agreement and Plan of Merger, dated as of April 22, 2015 (the “Merger Agreement”), by and among ARRIS, ARRIS International Limited, a private limited company incorporated under the laws of England and Wales and a subsidiary of ARRIS, Archie U.S. Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of New ARRIS, and Archie U.S. Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of ARRIS Holdings (the “Merger”);	☐	☐	☐

	2.	Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ARRIS’ named executive officers in connection with the completion of the Merger; and	☐	☐	☐

	3.	Proposal to approve any motion to adjourn the special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement, (ii) to provide to ARRIS stockholders any supplement or amendment to the proxy statement/prospectus and/or (iii) to disseminate any other information which is material to ARRIS shareholders voting at the special meeting.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ARRIS GROUP, INC.

3871 Lakefield Drive

Suwanee, GA 30024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert Stanzione, Lawrence Margolis, and David Potts, and each of them, with power to act without the other and with power of substitution as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of ARRIS Group, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the company to be held [ • ], 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be signed on the reverse side.)

1.1	14475

SPECIAL MEETING OF SHAREHOLDERS OF

ARRIS GROUP, INC.

[ • ], 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The proxy materials are available at www.arris.com/proxy

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030030300000001000 7

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure the shares are represented at the meeting by promptly returning our proxy in the enclosed envelope.

1. Proposal to adopt the Agreement and Plan of Merger, dated as of April 22, 2015 (the “Merger Agreement”), by and among ARRIS, ARRIS International Limited, a private limited company incorporated under the laws of England and Wales and a subsidiary of ARRIS, Archie U.S. Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of New ARRIS, and Archie U.S. Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of ARRIS Holdings (the “Merger”);

	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ARRIS’ named executive officers in connection with the completion of the Merger; and	☐	☐	☐
3. Proposal to approve any motion to adjourn the special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement, (ii) to provide to ARRIS stockholders any supplement or amendment to the proxy statement/prospectus and/or (iii) to disseminate any other information which is material to ARRIS shareholders voting at the special meeting.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.